UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report — May 6, 2010

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin  54957-0669

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (920) 727-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

The Bemis Company, Inc. 2010 Annual Meeting of Shareholders was held on May 6, 2010.  As of the record date for the Annual Meeting, there were 109,012,133 shares of common stock entitled to vote, of which the holders of 95,034,478 shares were represented in person or by proxy at the Annual Meeting.  The results of the items voted on at the Annual Meeting are set forth below:

1.               The shareholders voted for four director nominees for three-year terms.  The vote was as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey H. Curler	83,955,596	851,730	10,223,364

Roger D. O’Shaughnessy	83,715,027	1,096,088	10,223,364

David S. Haffner	84,332,407	478,708	10,223,364

Holly A. Van Deursen	83,232,848	1,578,267	10,223,364

2.               The shareholders voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year.  The vote was 93,440,951 for, 1,506,633 against, and 86,894 abstentions.  There were no broker non-votes.

3.               The shareholders voted down the shareholder proposal on compensation report.  The vote was 4,036,493 for, 75,966,893 against, and 4,807,729 abstentions.  There were 10,223,364 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Scott B. Ullem	By	/s/ Stanley A. Jaffy
	Scott B. Ullem, Vice President and		Stanley A. Jaffy, Vice President and
	Chief Financial Officer		Controller

Date May 7, 2010